EXHIBIT 99.3


FOR IMMEDIATE RELEASE                                CONTACT:    LIN MORISON
                                                                 CEO
                                                                 407-532-1000 OR
                                                                 RICHARD GOODMAN
                                                                 CFO
                                                                 407-532-1000


            SUNTERRA CORPORATION FILES VOLUNTARY CHAPTER 11 PETITION;
                 COURT APPROVES DEBTOR-IN-POSSESSION FINANCING;
               CURRENT RESORT OPERATIONS TO CONTINUE UNINTERRUPTED

       ORLANDO, FLORIDA (MAY 31, 2000) - Sunterra Corporation (NYSE: OWN) today announced that it and certain of its subsidiaries have filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. The petition was filed in the United States Bankruptcy Court for the District of Maryland (Baltimore). The cases have been assigned to Bankruptcy Judge James Schneider. The filing should allow Sunterra and its subsidiaries to operate while Sunterra seeks approval of a plan of reorganization. The Company also announced that it has executed a financing commitment letter with Ableco Finance LLC, an affiliate of Cerberus Capital Management LP and Gabriel Capital Group, for "debtor-in-possession" ("DIP") financing, which upon closing will provide immediately to Sunterra an interim facility of up to $25 million. The Bankruptcy Court today approved the interim $25 million advance. Subject to satisfactory completion of other conditions, including further due diligence by the lender and court approval, the DIP lender has agreed to expand the facility to $53 million.

       Current resort operations and related services continue uninterrupted. All of the 90 resorts operated by the company remain open as usual for owners, Club Sunterra members, exchangers and guests.

         More specifically:

         o Payroll as well as health and other benefits continue uninterrupted for current employees.

         o Club Sunterra remains fully operational, reservations continue normally, and all memberships remain fully active. In addition, the company continues to maintain its exchange relationships with the major exchange companies.


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         o    The company's property management subsidiaries, RPM and Marc
              Resorts (which are not part of the filing), continue to manage resorts on behalf of homeowners associations and other owner groups, providing the staffing, hospitality, accounting and asset maintenance services on a normal basis.

         o The company intends for the operations of Sunterra Europe and its Grand Vacation Club (which are not part of the filing) to continue to operate normally both in terms of its sales as well as its resort management and travel planning activities.

         o The company intends for all of the sales, management and travel operations of Sunterra Pacific's VTS Club (which is not part of the filing) to remain unaffected by the parent company's filing.

         o The ability of existing owners to maintain their rights and privileges will continue to depend, of course, on their timely payment of maintenance fees, club fees and mortgages loans.

         Commenting on the effect of Chapter 11 protection and the DIP financing on the parent company and its subsidiaries, Mr. Morison noted that "the severe credit availability and liquidity crisis that we have experienced over the past few months arose in large part because our existing and potential lenders were not willing to lend in the ordinary course against the mortgages receivable we generate as a normal part of our business. While filing for Chapter 11 protection was a very difficult decision for us, we believe that it was necessary to provide us with sufficient cash to fund operations going forward and enable our management and employees to devote their full time and attention to running the business."

         "The interim DIP facility, combined with ongoing operating revenues, should be sufficient to provide for the Company's immediate liquidity needs - including the payment of all salaries and benefits for current employees and the funding of on-going operations -- pending negotiation of a debt restructuring plan. Management and the board of directors will work closely with the committee of key creditors to reorganize and restructure the company's indebtedness and operations as quickly as possible, and pursue other strategic alternatives. Since the relatively high level of indebtedness contributed to the filing, it is the company's intention that a plan of reorganization would, among other things, significantly deleverage the balance sheet, allowing Sunterra to obtain financing for its operations, including the financing of mortgages receivables."

         "Our focus and intention is to emerge from this reorganization as a financially healthy and stable organization that is competitive in our markets and that consistently delivers quality service to our vacation interest owners," said Morison.

       Sunterra announced on May 15, 2000 that it did not make its scheduled payment of $6.475 million on its $140 million in senior notes and was in violation of net worth and net worth-related covenants in its various credit facilities. The Company also announced that it had not made mandatory paydowns of $5.1 million under two bank credit facilities which had resulted in an event of default under these agreements. As a result, the Company had no availability under any of its then-existing credit facilities and only very limited cash on hand. On May 22, 2000, Sunterra announced major reductions in its U.S. sales and marketing activities as part of its efforts to conserve cash while simultaneously continuing its sales activities at its most profitable locations.

       Sunterra Corporation is the largest international owner and manager of vacation ownership resorts, with 90 resort locations around the world and about 300,000 worldwide owners and members. In addition, Sunterra currently manages 17 third party condominiums and other resorts in Hawaii. The Company's operations consist of (i) marketing and selling vacation interests, (ii) developing, acquiring and operating vacation ownership resorts, (iii) financing customers' purchases and (iv) providing resort rental, management and maintenance services.

       CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS. Certain statements in this release constitute forward-looking statements subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding the proposed plan of reorganization and its intended consequences, such as the company's expectations of continued normal operations, the availability of DIP financing, the restoration of the company's credit availability, the alleviation of the liquidity crisis with a debt restructuring plan, and the anticipated deleveraging of the company's balance sheet. Although management believes that the forward-looking statements in this release are based on reasonable assumptions, actual results may differ materially from those expressed in any of the forward-looking statements. Forward-looking statements relating to the proposed plan of reorganization and its intended consequences are subject, among other things, to confirmation of the plan and the terms and conditions of the company's DIP financing commitment, including Bankruptcy Court approval thereof. Other factors that may cause actual results to differ materially from those expressed in any forward-looking statement include the impact that public disclosures of the company's liquidity situation and Chapter 11 filing may have on sales, the success of the company's restructuring efforts, the timing and terms of future acquisitions and disposals, the integration of acquired operating companies and resort properties and other factors identified in the company's filings with the Securities and Exchange Commission, including those set forth in parts I and II of the company's Annual Report on Form 10-K for the year ended December 31, 1999 and in the company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed during 2000.